Exhibit 99.1

RealPage Reports Second Quarter 2014 Financial Results

CARROLLTON, Texas--(BUSINESS WIRE)--August 4, 2014--RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled services to the rental housing industry, today announced financial results for its second quarter ended June 30, 2014.

“Our revenue and profit results for the second quarter were below our expectations,” said Steve Winn, Chairman and CEO of RealPage. “Our revenue shortfall was primarily driven by less demand for our leasing and marketing solutions and lower than expected revenue from our renter’s insurance solutions. The shortfall in our leasing and marketing solutions was primarily attributed to a rental housing environment where we believe demand has significantly outpaced supply, driving resident renewal rates to some of the highest levels we have seen in five years.”

“Our subscription revenue excluding leasing and marketing solutions, which accounts for the majority of total revenue, grew nearly 14% during the second quarter compared to the prior year period,” Mr. Winn continued. “Our strategy will focus on creating incremental demand for all solutions through the addition of new features and functionality, pricing strategies, partnerships, continued investment in the sales force and our implementation infrastructure.”

Second Quarter 2014 Financial Highlights

  Non-GAAP total revenue was $94.8 million, flat year-over-year, while GAAP total revenue was $95.0 million, an increase of 1% year-over-year;
  Non-GAAP on demand revenue was $91.4 million, an increase of 1% year-over-year, while GAAP on demand revenue was $91.6 million, an increase of 1% year-over-year;
  Adjusted EBITDA was $12.5 million, a decrease of 41% year-over-year;
  Non-GAAP net income was $4.6 million, or $0.06 per diluted share, a year-over-year decrease of 56% and 57%, respectively; and
  GAAP net loss was $6.3 million, or $0.08 per diluted share, compared to GAAP net income of $4.6 million, or $0.06 per diluted share, in the prior year quarter.

Financial Outlook

RealPage management expects to achieve the following results during its third quarter ended September 30, 2014:

  Non-GAAP total revenue is expected to be in the range of $101.0 million to $103.0 million;
  Adjusted EBITDA is expected to be in the range of $16.0 million to $17.0 million; and
  Non-GAAP net income per diluted share is expected to be in the range of $0.08 to $0.09.

RealPage management expects to achieve the following results during its calendar year ended December 31, 2014:

  Non-GAAP total revenue is expected to be in the range of $400.0 million to $405.0 million;
  Adjusted EBITDA is expected to be in the range of $70.0 million to $73.0 million; and
  Non-GAAP net income per diluted share is expected to be in the range of $0.37 to $0.40.

Please note that the above statements are forward looking and that Non-GAAP total revenue includes an adjustment for the effect of acquisition-related and other deferred revenue. In addition, the above statements also include the impact of acquisitions. Actual results may differ materially. Please reference the information under the caption "Non-GAAP Financial Measures” as well as reconciliation tables of GAAP financial measures to non-GAAP financial measures as set forth in this press release.

Conference Call and Webcast

The Company will host a conference call on August 4, 2014 at 5 p.m. EDT to discuss its financial results. Participants are encouraged to listen to the presentation via a live Web broadcast on the Investor Relations section. In addition, a live dial-in is available domestically at 866-743-9666 and internationally at 760-298-5103. A replay will be available at 855-859-2056 or 404-537-3406, passcode 76947839, until August 10, 2014.

About RealPage

RealPage, Inc. is a leading provider of comprehensive property management software solutions for the multifamily, commercial, single-family and vacation rental housing industries. These solutions help property owners increase efficiency, decrease expenses, enhance the resident experience and generate more revenue. Using its innovative SaaS platform, RealPage's on-demand software enables easy system integration and streamlines online property management. Its product line covers the full spectrum of property management solutions, including leasing, accounting, revenue management, marketing solutions, resident services, renter insurance, utility management, spend management and apartment market research. Founded in 1998 and headquartered in Carrollton, Texas. RealPage currently serves over 10,000 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit http://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expected, possible or assumed future results and RealPage, Inc.’s strategic focus on creating incremental demand for all solutions through the addition of new features and functionality, pricing strategies, partnerships, continued investment in sales force and implementation infrastructure. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes," "plans," or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company may be required to revise its results upon finalizing its review of second quarter results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage, Inc.'s failure to integrate acquired businesses and any future acquisitions successfully; (f) the timing and success of new product introductions by RealPage, Inc. or its competitors; (g) changes in RealPage, Inc.'s pricing policies or those of its competitors; (h) litigation; (i) inability to complete the integration of our LeaseStar products and deliver enhanced functionality on a timely basis; (j) the ability to enable margin expansion; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by RealPage Inc., including its Quarterly Report on Form 10-Q previously filed with the SEC on May 12, 2014. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. These measures differ from GAAP in that they include acquisition-related and other deferred revenue and exclude amortization of intangible assets, stock-based compensation expenses, any impact related to the Yardi litigation (including related insurance litigation and settlement costs), and acquisition related expenses (including any purchase accounting adjustments) and include income taxes at a sustainable effective rate, which excludes the reversal of valuation allowances due to expected or realization of deferred tax assets.

We define non-GAAP total revenue as total revenue plus acquisition-related and other deferred revenue adjustment. We also define non-GAAP on demand revenue as on demand revenue plus acquisition-related and other deferred revenue adjustment. Non-GAAP net income is defined as net (loss) income plus acquisition-related and other deferred revenue adjustment, amortization of intangible assets, stock-based compensation expense, acquisition-related expense, any impact related to Yardi litigation (including related insurance litigation and settlement costs), loss on disposal of assets, and an adjustment to income tax expense (benefit) to reflect our effective tax rate.

We define Adjusted EBITDA as net (loss) income plus acquisition-related and other deferred revenue adjustment, depreciation and asset impairment, amortization of intangible assets, net interest expense, income tax expense (benefit), stock-based compensation expense, any impact related to Yardi litigation (including related insurance litigation and settlement costs), and acquisition-related expenses.

We believe that the use of Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

  Adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations and facilitates comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results;
  it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets and stock-based compensation and non-core operational charges, such as acquisition-related expenses and any impact related to the Yardi litigation (including related insurance litigation and settlement costs), from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be; and
  it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of our business operations in the period of activity and associated expense.

We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

We do not place undue reliance on Adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of liquidity or financial performance reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital. We compensate for the inherent limitations associated with using Adjusted EBITDA measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net (loss) income.

Condensed Consolidated Balance Sheets
At June 30, 2014 and December 31, 2013
(unaudited, in thousands except share data)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$39,217	$34,502
Restricted cash	46,927	71,941
Accounts receivable, less allowance for doubtful accounts of $2,137 and $914 at
June 30, 2014 and December 31, 2013, respectively	59,979	66,635
Deferred tax asset, net	6,836	3,284
Other current assets	8,308	7,453
Total current assets	161,267	183,815
Property, equipment and software, net	66,515	54,775
Goodwill	197,658	152,422
Identified intangible assets, net	106,382	108,815
Other assets	4,167	3,386
Total assets	$535,989	$503,213
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$21,579	$11,978
Accrued expenses and other current liabilities	27,436	23,122
Current portion of deferred revenue	66,695	66,085
Customer deposits held in restricted accounts	46,895	71,910
Total current liabilities	162,605	173,095
Deferred revenue	6,838	5,671
Deferred tax liability, net	1,081	1,379
Revolving credit facility	25,000	-
Other long-term liabilities	14,647	8,564
Total liabilities	210,171	188,709
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized and zero shares
issued and outstanding at June 30, 2014 and December 31, 2013, respectively	-	-
Common stock, $0.001 par value per share: 125,000,000 shares authorized,
82,016,928 and 80,511,791 shares issued and 79,082,594 and 78,433,626 shares
outstanding at June 30, 2014 and December 31, 2013, respectively	82	81
Additional paid-in capital	415,127	390,854
Treasury stock, at cost: 2,934,334 and 2,078,165 shares at June 30, 2014 and
December 31, 2013, respectively	(17,007)	(11,183)
Accumulated deficit	(72,213)	(65,086)
Accumulated other comprehensive loss	(171)	(162)
Total stockholders' equity	325,818	314,504
Total liabilities and stockholders' equity	$535,989	$503,213

Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2014 and 2013
(unaudited, in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue:
On demand	$91,606	$90,825	$188,614	$176,147
On premise	826	1,011	1,691	1,961
Professional and other	2,556	2,615	5,246	5,324
Total revenue	94,988	94,451	195,551	183,432
Cost of revenue	42,115	37,340	82,042	72,704
Gross profit	52,873	57,111	113,509	110,728
Operating expense:
Product development	15,941	11,727	30,782	23,765
Sales and marketing	28,030	23,924	54,021	46,826
General and administrative	16,819	12,819	37,748	29,326
Total operating expense	60,790	48,470	122,551	99,917
Operating income (loss)	(7,917)	8,641	(9,042)	10,811
Interest expense and other income, net	(204)	(596)	(426)	(685)
Income (loss) before income taxes	(8,121)	8,045	(9,468)	10,126
Income tax expense (benefit)	(1,830)	3,435	(2,341)	4,498
Net income (loss)	$(6,291)	$4,610	$(7,127)	$5,628

Net income (loss) per share
Basic	$(0.08)	$0.06	$(0.09)	$0.08
Diluted	$(0.08)	$0.06	$(0.09)	$0.07
Weighted average shares used in
computing net income (loss) per share
Basic	77,283	74,541	77,004	74,278
Diluted	77,283	75,781	77,004	75,665

Condensed Consolidated Statements of Cash Flows
For the Three and Six Months Ended June 30, 2014 and 2013
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income (loss)	$(6,291)	$4,610	$(7,127)	$5,628
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	10,067	7,420	19,571	15,218
Deferred tax expense (benefit)	(2,859)	2,361	(3,850)	3,046
Stock-based compensation	10,033	6,061	19,258	13,306
Loss on disposal of assets	-	270	20	273
Acquisition-related contingent consideration	(233)	(1,193)	(66)	1,445
Changes in assets and liabilities, net of assets acquired
and liabilities assumed in business combinations:	8,405	(2,151)	14,942	(4,333)

Net cash provided by operating activities	19,122	17,378	42,748	34,583
Cash flows from investing activities:
Purchases of property, equipment and software, net	(11,873)	(5,669)	(19,135)	(13,393)
Acquisition of businesses, net of cash acquired	(34,874)	(146)	(42,053)	(10,196)
Intangible asset additions	-	-	-	(600)
Net cash used by investing activities	(46,747)	(5,815)	(61,188)	(24,189)
Cash flows from financing activities:
Payments on and proceeds from debt, net	24,859	(137)	24,720	(10,273)
Payments of deferred acquisition-related consideration	(28)	(179)	(748)	(486)
Issuance of common stock	3,741	1,469	5,016	2,993
Purchase of treasury stock	(3,831)	(1,132)	(5,824)	(2,065)
Net cash provided by (used in) financing activities	24,741	21	23,164	(9,831)
Net increase (decrease) in cash and cash equivalents	(2,884)	11,584	4,724	563
Effect of exchange rate on cash	5	(26)	(9)	(48)
Cash and cash equivalents:
Beginning of period	42,096	22,761	34,502	33,804
End of period	$39,217	$34,319	$39,217	$34,319

Reconciliation of GAAP to Non-GAAP Measures
For the Three and Six Months Ended June 30, 2014 and 2013
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Non-GAAP revenue:
Revenue (GAAP)	$94,988	$94,451	$195,551	$183,432
Acquisition-related and other deferred revenue	(207)	-	1,117	2
Non-GAAP revenue	$94,781	$94,451	$196,668	$183,434

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Adjusted gross profit:
Gross profit (GAAP)	$52,873	$57,111	$113,509	$110,728
Acquisition-related and other deferred revenue	(207)	-	1,117	2
Depreciation	2,013	1,444	3,871	3,287
Amortization of intangible assets	2,447	2,028	4,870	3,995
Stock-based compensation expense	866	676	1,873	1,426
Adjusted gross profit	$57,992	$61,259	$125,240	$119,438

Adjusted gross profit margin	61.2%	64.9%	63.7%	65.1%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Adjusted EBITDA:
Net income (loss) (GAAP)	$(6,291)	$4,610	$(7,127)	$5,628
Acquisition-related and other deferred revenue	(207)	-	1,117	2
Depreciation, asset impairment and loss on disposal of asset	4,581	3,398	8,790	7,086
Amortization of intangible assets	5,486	4,292	10,801	8,405
Interest expense, net	207	606	431	963
Income tax expense (benefit)	(1,830)	3,435	(2,341)	4,498
Litigation-related expense	168	(353)	4,845	53
Stock-based compensation expense	10,033	6,061	19,258	13,306
Acquisition related expense	357	(949)	1,238	1,825
Adjusted EBITDA	$12,504	$21,100	$37,012	$41,766

Adjusted EBITDA margin	13.2%	22.3%	18.8%	22.8%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Non-GAAP total product development:
Product development (GAAP)	$15,941	$11,727	$30,782	$23,765
Less: Amortization of intangible assets	1	1	3	1
Stock-based compensation expense	2,144	721	4,056	1,852
Non-GAAP total product development:	$13,796	$11,005	$26,723	$21,912

Non-GAAP total product development as % of non-GAAP revenue:	14.6%	11.7%	13.6%	11.9%

Reconciliation of GAAP to Non-GAAP Measures
For the Three and Six Months Ended June 30, 2014 and 2013
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Non-GAAP total sales and marketing:
Sales and marketing (GAAP)	$28,030	$23,924	$54,021	$46,826
Less: Amortization of intangible assets	2,847	2,264	5,739	4,410
Stock-based compensation expense	3,101	2,004	6,244	5,205
Non-GAAP total sales and marketing:	$22,082	$19,656	$42,038	$37,211

Non-GAAP total sales and marketing as % of non-GAAP revenue:	23.3%	20.8%	21.4%	20.3%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Non-GAAP total general and administrative:
General and administrative (GAAP)	$16,819	$12,819	$37,748	$29,326
Less: Amortization of intangible assets	192	-	192	-
Acquisition related expense	357	(949)	1,238	1,825
Stock-based compensation expense	3,922	2,660	7,085	4,823
Litigation related expense	168	(353)	4,845	53
Non-GAAP total general and administrative:	$12,180	$11,461	$24,388	$22,625

Non-GAAP total general and administrative as % of non-GAAP revenue:	12.9%	12.1%	12.4%	12.3%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Non-GAAP total operating expense:
Operating expense (GAAP)	$60,790	$48,470	$122,551	$99,917
Less: Amortization of intangible assets	3,040	2,264	5,934	4,410
Acquisition related expense	357	(949)	1,238	1,825
Stock-based compensation expense	9,167	5,385	17,385	11,880
Litigation related expense	168	(353)	4,845	53
Non-GAAP total operating expense:	$48,058	$42,123	$93,149	$81,749

Non-GAAP total operating expense as % of non-GAAP revenue:	50.7%	44.6%	47.4%	44.6%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Non-GAAP operating income:
Operating income (loss) (GAAP)	$(7,917)	$8,641	$(9,042)	$10,811
Acquisition-related and other deferred revenue	(207)	-	1,117	2
Amortization of intangible assets	5,486	4,292	10,801	8,405
Stock-based compensation expense	10,033	6,061	19,258	13,306
Acquisition related expense	357	(949)	1,238	1,825
Litigation related expense	168	(353)	4,845	53
Non-GAAP operating income	$7,920	$17,692	$28,217	$34,402

Non-GAAP operating margin	8.4%	18.7%	14.3%	18.8%

Reconciliation of GAAP to Non-GAAP Measures
For the Three and Six Months Ended June 30, 2014 and 2013
(unaudited, in thousands except per share data)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2014	2013	2014	2013
Non-GAAP net income:
	Net income (loss) (GAAP)	$(6,291)	$4,610	$(7,127)	$5,628
	Acquisition-related and other deferred revenue	(207)	-	1,117	2
	Amortization of intangible assets	5,486	4,292	10,801	8,405
	Stock-based compensation expense	10,033	6,061	19,258	13,306
	Acquisition related expense	357	(949)	1,238	1,825
	Litigation related expense	168	(353)	4,845	53
	Loss on disposal of assets	-	270	20	273
	Subtotal of tax deductible items	15,837	9,321	37,279	23,864

	Tax impact of tax deductible items(1)	(6,335)	(3,728)	(14,912)	(9,546)
	Tax expense resulting from applying effective tax rate(2)	1,418	217	1,446	448
	Non-GAAP net income	$4,629	$10,420	$16,686	$20,394

	Non-GAAP net income per share - diluted	$0.06	$0.14	$0.21	$0.27

	Weighted average shares - diluted	77,283	75,781	77,004	75,665
	Weighted average effect of dilutive securities	912	-	1,016	-
	Non-GAAP weighted average shares - diluted	78,195	75,781	78,020	75,665

(1)	Reflects the removal of the tax benefit associated with the amortization of intangible assets,
	stock-based compensation expense, Acquisition related deferred revenue adjustment and
	Acquisition related expense.
(2)	Represents adjusting to a normalized effective tax rate of 40%.

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2014	2013	2014	2013
Annualized Non-GAAP on demand revenue per average on demand unit:
	On demand revenue (GAAP)	$91,606	$90,825	$188,614	$176,147
	Acquisition-related and other deferred revenue	(207)	-	1,117	2
	Non-GAAP on demand revenue	$91,399	$90,825	$189,731	$176,149

	Ending on demand units	9,371	8,616	9,371	8,616
	Average on demand units	9,328	8,580	9,241	8,455

	Annualized Non-GAAP on demand revenue per average on demand unit	$39.19	$42.34	$41.06	$41.67

	Annual customer value of on demand revenue(1)	$367,249	$364,801

(1)	This metric represents management's estimate for the current annual run-rate value of on demand customer
	relationships. This metric is calculated by multiplying ending on demand units times annualized Non-GAAP on
	demand revenue per average on demand unit for the periods presented.

CONTACT:
RealPage, Inc.
Rhett Butler, 972-820-3773
rhett.butler@realpage.com